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                                                                  EXHIBIT 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of United States Filter Corporation of our report dated June 13, 1996, relating to the consolidated financial statements of Davis Water & Waste Industries, Inc., which appears in the Current Report on Form 8-K of United States Filter Corporation dated June 27, 1996. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Prospectus.

Price Waterhouse LLP
Atlanta, Georgia
June 28, 1996